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                                     BYLAWS

                                       OF

                           CAP ROCK ENERGY CORPORATION

                               A TEXAS CORPORATION

                    Effective Date of Incorporation: 12-10-98

                          State of Incorporation: Texas

                            Fiscal Year End: March 31

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                           CAP ROCK ENERGY CORPORATION

                                     BYLAWS

                                TABLE OF CONTENTS

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                                    Part One
                   Stock, Stock Certificates and Shareholders
1.1        Stock Certificates                                           1
1.2        Stock Records                                                1
1.3        Transfer                                                     1
1.4        Replacement of Mutilated Certificates                        1
1.5        Replacement of Lost Certificates                             1
1.6        Record Date                                                  1
1.7        Stock Rules and Regulations                                  1

                                    Part Two
                              Shareholders Meetings

2.1        Regular and Special Meetings; Place of Meetings              2
2.2        Annual Meeting                                               2
2.3        Special Meetings                                             2
2.4        Quorum                                                       2
2.5        Notice                                                       2
2.6        Proxies                                                      2
2.7        Business to be Transacted                                    2
2.8        Election of Directors                                        2
2.9        Voting                                                       2
2.10       Cumulative Voting                                            3
2.11       Removal of director                                          3
2.12       Informal Action by Shareholders                              3
2.13       Waiver                                                       3
2.14       Inspection of Records                                        3

                                   Part Three
                               Board of Directors

3.1        Number and Eligibility                                       4
3.2        Annual Meeting and Election of Chairman of the Board         4
3.3        Election of Officers                                         4
3.4        Special Meetings                                             4
3.5        Quorum and Waiver of Notice                                  4
3.6        Voting                                                       4
3.7        Presumption of Assent                                        4
3.8        Filling Vacancies                                            4
3.9        Tenure                                                       4
3.10       Compensation                                                 5
3.11       Powers                                                       5
3.12       Dividends                                                    5
3.13       Action by Resolution                                         5

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3.14       Executive Committee                                          5
           3.14.a  Authority                                            5
           3.14.b  Tenure and Qualifications                            5
           3.14.c  Meetings                                             5
           3.14.d  Quorum                                               5
           3.14.e  Action Without a Meeting                             5
           3.14.f  Vacancies                                            5
           3.14.g  Resignations and Removals                            5
           3.14.h  Procedure                                            6
           3.15    Special Committees                                   6

                                    Part Four
                           Officers, Powers and Duties

4.1        Officers                                                     7
4.2        Tenure                                                       7
4.3        Bonds and Other Requirements                                 7
4.4        Removal of Officers                                          7
4.5        President                                                    7
4.6        Vice President                                               7
4.7        Secretary                                                    7
4.8        Treasurer                                                    7
4.9        Other Officers                                               8
4.10       Salaries                                                     8
4.11       Vacancies                                                    8

                                    Part Five
                                 Corporate Seal

5.1        Description                                                  9
5.2        Use                                                          9
5.3        Authorization                                                9
                                    Part Six
                                Fiscal and Legal

6.1        General                                                      10
6.2        Contracts                                                    10
6.3        Checks, Drafts, Etc.                                         10
6.4        Deposits                                                     10
6.5        Gifts                                                        10
6.6        Fiscal Year                                                  10

                                   Part Seven
                                   Amendments

7.1        Vote Required                                                11
7.2        Meetings for Adoption                                        11

                                   Part Eight

              Pre-Emptive and Preferential Rights and Restrictions

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8.1        Preemptive and Preferential Rights                           12
8.1.a      Written Consent                                              12

                                    Part Nine
                                  Miscellaneous

9.1        Election of Chairman Pro Tem                                 13
9.2        Parliamentary Law                                            13
9.3        Power to Vote Shares Held by the Corporation                 13
9.4        Corporate Minute Books and Stock Records                     13
9.5        Loans to Corporation                                         13
9.6        Dealings by Directors                                        13
9.7        Seniority of Articles of Incorporation                       13
9.8        Settlement of Disputes                                       13
9.9        Interpretation                                               13
9.10       Non Liability of Shareholders, Officers and Directors        13
9.11       Indemnification of Officers, Employees and Agents            14
9.12       Authority to Sell Corporate Assets                           14
9.13       Employment Restrictions                                      14

                                    Part Ten
                                  Emergency By

10.1       When Operative                                               15
10.2       Event of Emergency                                           15
10.3       Non Liability                                                15
10.4       Amendment or Repeal                                          15

                                   Part Eleven
                   Protection for stockholders and Corporation

11.1       Shareholder Asset Enhancement Plan                           16

           CERTIFICATION                                                17

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                                    PART ONE

                   STOCK, STOCK CERTIFICATES AND SHAREHOLDERS

1.1 STOCK CERTIFICATES. The certificates for shares of the capital stock of the corporation shall be in a form not inconsistent with the Articles of Incorporation, and shall be prepared or be approved by the board of directors. The certificates shall be signed by the president or vice president and the secretary or assistant secretary.

1.2 STOCK RECORDS. A stock register shall be kept by the transfer agent, in which shall be accurately recorded the issuance of each certificate of stock, the date of issuance thereof, the name and post office address of the person, firm or corporation to whom issued, a record of the transfer in whole or in part of the shares represented thereby, with a similar record of any certificate or certificates representing any shares so transferred.

1.3 TRANSFER. Shares of the capital stock of the corporation shall be transferable upon the books of the corporation by the holders thereof presenting certificates evidencing ownership to the secretary or the duly authorized transfer agent or agents of the company, properly endorsed, and the corporation shall not be bound to recognize any rights of any transferee until such transfer is so made on the books of the corporation.

1.4 REPLACEMENT OF MUTILATED CERTIFICATES. A new certificate may be issued in lieu of any certificate previously issued that may be defaced or mutilated, upon surrender for cancellation of a part of the old certificate, sufficient, in the opinion of the secretary or the duly authorized transfer agent, to fully identify the defaced or mutilated certificate. Where sufficient identification is lacking, evidence satisfactory to the board may be required.

1.5 REPLACEMENT OF LOST CERTIFICATES. A new certificate may be issued in lieu of any certificate lost or destroyed upon the owner or claimant thereof establishing its loss or destruction by evidence satisfactory to the board and giving to the corporation indemnity satisfactory to the board.

1.6 RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the board of directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, 60 days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least 10 days immediately preceding such meeting.

       If the stock transfer books are not closed for any reason, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for determination of shareholders.

1.7 STOCK RULES AND REGULATIONS. The board of directors may make such rules and regulations as it may deem expedient not inconsistent with the Bylaws or with the Articles of Incorporation concerning the issue, transfer and registration of certificates for shares of the corporation.

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                                    PART TWO

                              SHAREHOLDERS MEETINGS

2.1 REGULAR AND SPECIAL MEETINGS; PLACE OF MEETINGS. The annual meetings shall be the only regular meetings of the shareholders. Special meetings of the shareholders may be held when called as hereinafter provided. Any shareholders meetings may be held within or without the State of Texas, but shall always be held at the time and place fixed in the call for such meeting or in any resolution adjourning the same. If no other place is designated in the resolution adjourning such meeting, the adjourned meeting shall be held at the place designated in the call for the meeting.

2.2 ANNUAL MEETING. The annual meeting of the shareholders for the election of directors shall be held on a date in the third week of the month preceding the end of the corporation's fiscal year. If, for any reason, such meeting shall not be held or a board of directors shall not be elected at such meeting or at an adjournment thereof, a board of directors may be elected at a special meeting to be called by the board of directors then in office or upon their order.

2.3 SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes other than the election of directors as hereinabove provided, may be held at the call of the chairman of the board, or the president of the corporation, or the board of directors, and shall be called by the president at the request of the holders of at least ten percent (10%) of all the shares entitled to vote at the proposed special meeting.

2.4 QUORUM. Except as otherwise provided by law, a majority of the outstanding shares of stock entitled to vote at any meeting shall constitute a quorum of such meeting.

2.5 NOTICE. Notice of all shareholders meetings shall be in writing, signed by the chairman, the president, the secretary, the treasurer, or an assistant secretary or assistant treasurer, or such other officer or person as may be designated by the board of directors. A copy of such notice shall be sent by mail not less than ten calendar days nor more than 60 calendar days prior to the date of the meeting, unless a longer period is required by law, to each shareholder of record entitled to notice of such meeting, at the registered post office address of such shareholder as it appears upon the records of the corporation. Such notice shall state the time and place of the meeting and the purpose for which it is called, so far as is known at the date of the notice, and if the call be for an annual meeting, the notice shall so state. Such notice shall be sufficient for such meeting and any adjournment thereof. If any shareholder shall transfer any of his stock after notice of such meeting, it shall not be necessary to notify the transferee. Any shareholder may waive notice of any meeting either before, at or after the meeting.

2.6 PROXIES. Any shareholder of the corporation entitled to vote at any meeting may be represented and vote at such meeting by a proxy appointed by an instrument in writing signed by him or by his duly authorized agent or attorney. In the event such instrument shall designate two or more persons to act as proxy, the majority of such persons present at such meeting, or if only one should be present then that one, shall have and may exercise all the powers conferred by such instrument upon all the persons so designated, unless such instrument shall otherwise provide. All proxies will be received and taken in charge and all questions touching the qualifications of voters and the validity of proxies will be decided and all ballots shall be received and counted by two referees, who shall be appointed by the presiding officer of the meeting by and with the consent of the majority of the shares represented.

2.7 BUSINESS TO BE TRANSACTED. Any question, on the official agenda, may be considered and acted upon at an annual meeting, but no question not stated in the call for a special meeting shall be acted upon thereat except by the consent of the holders of a majority of the shares as reflected in the records of the corporation.

2.8 ELECTION OF DIRECTORS. The directors shall be elected by a majority of the shares at the annual shareholders meeting, subject to the cumulative voting provisions set forth in paragraph 2.10 below. Prior to each annual election of directors, the shareholders shall pass a resolution designating the number that shall constitute the board of directors for the ensuing year, and such number shall not be increased or diminished during any year except by the vote of the holders of a majority of the outstanding stock of the corporation at a meeting legally held.

2.9 VOTING. Except as provided in paragraph 2.10 below, the holders of common stock of the corporation shall be entitled to one vote for each share of common stock held, at any shareholders meeting. For purposes of this provision, the holder is to be determined by

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the name appearing on the corporation's books; except that shares standing in the name of a deceased person may be voted by his legal representative, and a receiver may vote shares not standing in his name if he has the authority to do so by an appropriate order of the court which appointed him.

2.10 CUMULATIVE VOTING. At any meeting, cumulative voting shall not be allowed. At all elections for directors, each shareholder shall not be able to cumulate votes, but can only vote the number of shares that such shareholder has for each director position is up for election.

2.11 REMOVAL OF DIRECTOR. The shareholders of the corporation may, at any meeting called for that purpose, remove any director from office, with or without cause, by a vote of two-thirds of the outstanding shares of the class of stock which elected the director or directors to be removed which are entitled to vote at such meeting; provided, however, that no director shall be removed in case the votes of a sufficient number of shares are cast against his removal, which, if cumulatively voted at an election of the entire board of directors, would be sufficient to elect him.

2.12 INFORMAL ACTION BY SHAREHOLDERS. Any action which may be taken by the shareholders at a meeting may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all the shareholders entitled to vote with respect to the subject matter of the action.

2.13 WAIVER. When the holders of all the shares issued and outstanding and entitled to vote shall be present or expressly waive their presence at a meeting, and shall sign a written consent thereto on the record thereof, all the acts of such meeting shall be binding, regardless of the manner in which the meeting is called.

2.14 INSPECTION OF RECORDS. The books of account and stock records of the corporation shall be available for inspection at reasonable times by any shareholder.

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                                   PART THREE

                               BOARD OF DIRECTORS

3.1 NUMBER AND ELIGIBILITY. The board of directors shall consist of not fewer than one nor more than 25 persons, all of whom shall be of lawful age and all of whom may be or may not be shareholders of the corporation.

3.2 ANNUAL MEETING AND ELECTION OF CHAIRMAN OF THE BOARD. Immediately after the adjournment of the annual shareholders meeting, the board of directors elected thereat shall convene in annual meeting and shall elect a chairman from among its number, who shall hold office for a period of one year or until his successor has been duly elected and qualified. It shall be the duty of the chairman to preside at all meetings of the shareholders and board of directors, and to insure compliance with the rules and regulations as herein set forth, and to perform such duties as may be delegated to him and prescribed by the board of directors.

3.3 ELECTION OF OFFICERS. At the annual meeting of the board of directors, the board shall elect the officers of the corporation as follows: a president, a vice president, a secretary, a treasurer, and such other officers with such titles and with such powers and duties as may be deemed necessary by the board of directors. The officers need not be shareholders of the corporation.

3.4 SPECIAL MEETINGS. Special meetings of the board of directors may be held from time to time upon call issued by the chairman, the president, a majority of the directors, or the holders of a majority of the outstanding stock of the corporation. Such meetings may be held either within or without the State of Texas and may be held by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meetings.

       Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

       Notice of special meetings of the board shall be signed by the person or persons calling the same as aforesaid, or by someone designated and so authorized and instructed by the person or persons calling the same, and shall be sent by mail to each director at his post office address of record with the corporation not less than five calendar days and not more than 20 calendar days prior to the date of the meeting. Such notice shall state the time and place of the meeting and the purposes for which it is called.

3.5 QUORUM AND WAIVER OF NOTICE. A majority of the members of the board at the time holding office shall constitute a quorum for the transaction of business. No special meeting of the board shall be valid unless notice of the meeting has been mailed to each member of the board as provided in paragraph
3.4 above, or the giving of such notice shall have been waived in writing.

3.6 VOTING. Each director present shall be entitled to one vote at each directors' meeting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

3.7 PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the board of directors or of any committee, at which action is taken on any corporate matter, will be presumed to have assented to the action taken unless his dissent is entered in the minutes of the meeting, or unless he filed his written dissent of such action with the person acting as secretary of the meeting before the adjournment of the meeting, or forwards his dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. The right to dissent will not be available to a director who voted in favor of the action.

3.8 FILLING VACANCIES. Any vacancy in the board of directors or in the officers of the corporation caused by the death, resignation, removal or other disqualification of a director or an officer may be filled by a majority vote of the remaining directors by the election of some other person who shall hold such office of director or officer by like tenure for the unexpired term. However, prior to such action by the board, the shareholders shall have the right, at any special meeting called for that purpose, to fill any vacancy occurring on the board.

3.9 TENURE. The directors shall hold office from the time of their election until the next annual election of directors, as provided by these or until their successors are duly elected and qualified.

3.10 COMPENSATION. By resolution of the board, the directors may be paid their expenses, if any, of attending board meetings or any committee meetings. Directors may be paid a fixed sum for each meeting they attend, or may be paid a stated salary as a director or committee member. These payments will not preclude any director from serving the company in any other capacity and receiving compensation for that service.

3.11 POWERS. The business of this corporation shall be conducted by the board of directors, and the board shall have the right to fix the compensation of all officers and directors for services rendered and, except as prescribed in these Bylaws to the contrary, prescribe their duties and powers.

3.12 DIVIDENDS. The board of directors may declare dividends on the stock of the corporation as provided by the laws of the State of Texas.

3.13 ACTION BY RESOLUTION. The board of directors shall, except as otherwise herein provided by law, have power to act in the following manner:
A resolution in writing, signed by all the members of the board of directors, shall be deemed to be action by such board to the effect therein expressed, with the same force and effect as if the same had been duly passed by the same vote at a duly convened meeting, and it shall be the duty of the secretary of the corporation to record such resolution in the minute book of the corporation under its proper date.

3.14 EXECUTIVE COMMITTEE. The board of directors, by resolution adopted by a majority of the full board, may designate two or more of its members to constitute an Executive Committee. The designation of such committee and the obligation thereto of authority shall not operate to relieve the board of directors, or any members thereof, of any responsibility imposed by law.

       3.14.a    AUTHORITY. The executive committee, when the board of
directors is not in session, shall have and may exercise all the authority of the board of directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee and except also that the executive committee shall not have the authority of the board of directors in reference to amending the Articles of Incorporation, adopting a plan of merger or consolidation, recommending to the shareholders the sale, lease or other disposition of all or substantially all the property and assets of the corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the corporation or a revocation thereof, or amending the Bylaws of the corporation.

       3.14.b    TENURE AND QUALIFICATIONS. Each member of the executive
committee shall hold office until the next regular annual meeting of the board of directors following his designation and until his successor is designated as a member of the executive committee and is elected and qualified.

       3.14.c    MEETINGS. Regular meetings of the executive committee may be held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon not less than one day's notice stating the place, date and hour of the meeting, which notice may be written or oral, and if mailed, shall be deemed to be delivered when deposited in the United States mail addressed to the member of the executive committee at his business address. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

       3.14.d    QUORUM. A majority of the members of the executive committee shall constitute a quorum for the transaction of business at any meeting thereof; and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at which a quorum is present.

       3.14.e    ACTION WITHOUT A MEETING. Any action that may be taken by
the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed before such action by all the members of the executive committee.

       3.14.f    VACANCIES. Any vacancy in the executive committee may be
filled by a resolution adopted by a majority of the full board of directors.

       3.14.g    RESIGNATIONS AND REMOVALS. Any member of the executive
committee may be removed at any time with or without cause by resolution adopted by a majority of the full board of directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the president or secretary of the corporation, and unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective.

       3.14.h    PROCEDURE. The executive committee shall elect a presiding officer from its members and may fix its own rules of procedure, which shall not be inconsistent with these Bylaws. It shall keep regular minutes of its proceedings and report the same to the board of directors for its information at the meeting thereof held next after the proceedings shall have been taken.

3.15 SPECIAL COMMITTEES. The board of directors may also, from time to time, appoint any other special committees deemed by it expedient, and refer to such special committees any special matters with instructions and/or powers to act. All such special committees shall keep regular minutes of the transaction of their meetings and make such minutes available to the board of directors at the next meeting thereof following the proceedings of the special committee.

                                    PART FOUR

                           OFFICERS, POWERS AND DUTIES

4.1 OFFICERS. The officers of this corporation shall consist of a Chairman of the Board, Vice Chairman of the Board, President,/CEO, at least one Vice President, a Secretary, a Treasurer, and such other officers with such titles, powers and duties as may be prescribed by the board of directors.

4.2 TENURE. All officers shall hold office from the time of their election until the next annual election of officers or until their respective successors are elected and qualified, provided, however, any officer may be removed from office by a majority vote of the directors at any legally held meeting of the board.

4.3 BONDS AND OTHER REQUIREMENTS. The board of directors may require any officer to give bond to the corporation (with sufficient surety and conditioned for the faithful performance of the duties of his office) and to comply with such other conditions as may from time to time be required of him by the board.

4.4 REMOVAL OF OFFICERS. If the majority of the board concurs, the board of directors may at any time, with or without cause, remove any officer or agent of the corporation and declare his office or offices vacant or, in the case of the absence or disability of any officer or for any other reason considered sufficient, the board may temporarily delegate his powers and duties to any other officer or to any director.

4.5 PRESIDENT/CEO In the absence of the chairman, the president shall preside at all meetings of the shareholders and board of directors. The President, along with other authorized officers, shall sign for and on behalf of the corporation, or in its name, all certificates of stock, deeds, mortgages, contracts and other instruments in writing, except that contracts may be signed with like effect by any other officer or employee of the corporation specified in these Bylaws or designated by the board of directors. While actively engaged in conducting the business of the corporation, he shall be charged with all the duties and have all the authority customarily performed and exercised by the chief executive of a corporation organized under the laws of Texas, and shall perform such other duties as may be prescribed by the board. The President/CEO shall be authorized to appoint such other officers as he deems necessary.

4.6 VICE PRESIDENT. The vice president shall have and may exercise such powers and shall perform such duties as may be delegated to him by the board of directors or the president of the corporation. The vice president shall, in the event of the death, absence, or other disability of the president, perform all the duties and exercise all the authority of the president.

4.7 SECRETARY. It shall be the duty of the secretary to record and keep the minutes of all meetings of the shareholders, the board of directors, and the executive committee of the board of directors. At the discretion of the board, he shall give bond made by a duly authorized surety company in such sum as may be required of him by the board, conditioned for the proper accounting of all moneys and property coming into his hands by virtue of this office. The premium on such bond shall be paid by the corporation. He shall fill in and countersign all certificates of stock and keep the stock records of the corporation so as to show the aggregate number of shares outstanding and the date, the number of shares, the name of the holders, and all other necessary information relating to each outstanding stock certificate. He shall keep the seal of the corporation and affix and attest the same upon any instrument executed by the corporation requiring a seal, except as otherwise ordered by the board of directors. At the expiration of his term, from whatever cause, he shall surrender all books, moneys, papers and property of the corporation to his successor.

4.8 TREASURER. The treasurer shall be the custodian of all moneys belonging to the corporation and shall hold all funds of the corporation subject to the order of the board of directors or persons thereunto authorized by the board of directors. He shall deposit the funds of the corporation with such bank or banks as the board of directors may approve and designate. At each annual meeting of the shareholders, and at each annual meeting of the directors, and whenever called upon at any other directors' meeting, he shall make a complete and correct report of his accounts and disclose the true financial condition of the corporation. He shall submit his books and accounts for audit when so requested by the board of directors. At the discretion of the board, he shall give bond, made by a duly authorized surety company, in such sum as may be required of him by the board, conditioned for the property accounting of all moneys and property coming into his hands by virtue of his office. The premium on such bond shall be paid by the corporation. At the expiration of his term of office, from whatever cause, he shall deliver up all books, papers and moneys of the corporation to his successor.

4.9 OTHER OFFICERS. If an assistant secretary be elected by the board of directors, he shall have and may exercise the same powers and perform the same duties as the secretary; and if an assistant treasurer be elected by the board, he shall have and may exercise the same powers and perform the same duties as the treasurer. Such assistant secretary, assistant treasurer, and any and all other officers elected by the board, shall have and may exercise such powers and perform such duties as may be assigned to them by the board.

4.10 SALARIES. Officers' salaries may from time to time be fixed by the board of directors or (except as to his own) be left to the discretion of the president. No officer will be prevented from receiving a salary by reason of the fact that he is also a director of the corporation.

4.11 VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

                                    PART FIVE

                                 CORPORATE SEAL

5.1 DESCRIPTION. The corporation shall have a corporate seal in the form of two circular conforming metal discs bearing the imprint and inscription of the name of the corporation with, in the center, the words Corporate Seal, Texas and the year of incorporation.

5.2 USE. The corporate seal shall be impressed upon all instruments executed by the corporation upon which a seal is required by law.

5.3 AUTHORIZATION. In the absence of the secretary or assistant secretary, any officer authorized by the board of directors so to do may affix the seal of the corporation to any instrument requiring a seal.

                                    PART SIX

                                FISCAL AND LEGAL

6.1 GENERAL. All moneys of every kind belonging to the corporation shall be deposited to its credit in a bank or banks designated by the board of directors, and no moneys shall be withdrawn therefrom unless the checks or other orders evidencing such withdrawals are signed by such officers or employees of the corporation as may be designated by resolution of the board of directors duly adopted.

6.2 CONTRACTS. The board of directors may authorize any officer or officers, agent or agents of the corporation, in addition to the officers so authorized by these Bylaws to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

6.3 CHECKS, DRAFTS, ETC. All checks, drafts, orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors. In the absence of such determination by the board of directors, such instruments shall be signed by the treasurer or an assistant treasurer and countersigned by the president or a vice president of the corporation.

6.4 DEPOSITS. All funds of the corporation shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the board of directors may select.

6.5 GIFTS. The board of directors may accept on behalf of the corporation any contribution, gift, bequest or devise for the general purposes or for any special purpose of the corporation.

6.6 FISCAL YEAR. The fiscal year of this corporation shall be that set forth on the caption page of these Bylaws.

                                   PART SEVEN

                                   AMENDMENTS

7.1 VOTE REQUIRED. These bylaws may be enlarged, amended or repealed by a majority vote of the outstanding stock of the corporation at any regular meeting of the shareholders or at any special meeting of the shareholders called for that purpose, or by a majority vote of the Board of Directors at any meeting of the Board of Directors.

7.2 MEETINGS FOR ADOPTION. Such amendment, enlargement or repeal may be adopted at any annual meeting of the shareholders without previous notice, but if contemplated at a special shareholders meeting, notice thereof shall be given in the call for the meeting.

                                   PART EIGHT

              PRE-EMPTIVE AND PREFERENTIAL RIGHTS AND RESTRICTIONS

8.1 PRE-EMPTIVE AND PREFERENTIAL RIGHTS. Each shareholder or subscriber shall be entitled to full pre-emptive or preferential rights, as such rights have heretofore been defined at common law, to purchase and/or subscribe for his or her proportionate part of any shares which may be issued at any time by this corporation.

       If the total number of shares specified in such offers exceeds the number of shares referred to in the notice, each offering shareholder shall be entitled to purchase such proportion of the shares referred to in the notice as the number of shares of this corporation which he holds bears to the total number of shares held by all such shareholders desiring to purchase the shares referred to in the notice to the secretary.

       If all the shares referred to in the notice to the secretary are not disposed of under such apportionment, each shareholder desiring to purchase shares in a number in excess of his proportionate share, as provided above, shall be entitled to purchase such proportion of those shares which remain thus undisposed of, as the total number of shares which he holds bears to the total number of shares held by all the shareholders desiring to purchase shares in excess of those to which they are entitled under such apportionment.

       If none or only part of the shares referred to in the notice to the secretary are purchased, as aforesaid, in accordance with offers made within the 40 day period, the shareholders desiring to sell or transfer may dispose of all shares of stock referred to in that notice not so purchased by the other shareholders, to any person or persons he may so desire, provided, however, that he shall not sell or transfer such shares at a lower price or on terms more favorable to the purchaser or transferee than those specified in the notice to the secretary.

       Any sale or transfer, or purported sale or transfer, of the shares of this corporation shall be null and void unless the terms, conditions and provisions of this paragraph 8.1.a are strictly observed and followed.

       8.1.a     WRITTEN CONSENT. No sale, lease, conveyance, transfer,
exchange or other disposition of all, or substantially all, the property and assets of this corporation, and no mortgage, deed of trust, pledge or hypothecation of all or substantially all the property, real or personal, of this corporation shall be made unless approved by the vote or written consent of the shareholders entitled to exercise a majority of the voting power of this corporation.


                                    PART NINE

                                  MISCELLANEOUS

9.1 ELECTION OF CHAIRMAN PRO TEM. In the absence of the chairman, the president, and any vice president at any shareholders or directors meeting, the shareholders or directors present shall select a chairman pro tem, who shall preside at the meeting and exercise the same powers as the chairman, the president, or the vice president could if present.

9.2 PARLIAMENTARY LAW. When not in conflict with these Bylaws, Robert's Rules of Order, Revised, 75th Anniversary Edition, shall establish the rule of procedure at all shareholders and directors meetings, and the provisions of that publication are incorporated by reference herein as the ruling law for this corporation.

9.3 POWER TO VOTE SHARES HELD BY THE CORPORATION. In the event that this corporation owns shares of stock of another corporation, the president of this corporation shall be authorized to vote those shares on behalf of this corporation. A certified copy of this Bylaws shall be prepared to accompany the president at any shareholders' meeting which he attends for purposes of voting stock on behalf of this corporation, or a certified copy of this Bylaws shall be attached to any proxy which the president may execute for the purpose of permitting another person to act as his proxy to vote the stock of another corporation.

       Shares of its own stock held by this corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any time, except that shares of its own stock held by the corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.

9.4 CORPORATE MINUTE BOOKS AND STOCK RECORDS. The minute book of this corporation shall be prepared in triplicate, with the original placed in the office of the corporate attorney, who shall act as assistant secretary and transfer agent for the corporation at all times, a duplicate in the office where the corporation has its principal place of business, and a second duplicate in the office of the accountant for the corporation. Whenever any minutes, reports or other corporate documents are prepared, they shall be prepared in at least three copies, with one copy executed and placed in the original minute book and two conformed copies placed in the respective duplicate minute books.

       Both the president and the attorney shall have at all times a legal size file which shall contain originals or copies of all legal documents which do not readily fit in the corporate minute book and which have any effect upon the legal rights and duties of the corporation.

       The attorney, other individual or entity who serves as transfer agent for the corporation shall have in his possession at all times a duplicate corporate seal, the blank copies of corporate stock certificates, and the stock records, which shall be available to the shareholders at all times.

9.5 LOANS TO CORPORATION. Should any of the shareholders be asked to lend money to the corporation in the form of either promissory notes or bonds, these loans shall be executed in writing in the usual form for promissory notes or bonds, and shall bear the maximum rate of interest which the law permits a corporation to pay for money that the corporation may borrow. This provision applies to all moneys or assets which a shareholder may transfer to the corporation with the intent that such moneys or assets be treated as loans.

9.6 DEALINGS BY DIRECTORS. No contract or other transaction between this corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by this corporation, and no act of this corporation shall in any way be affected or invalidated by the fact that any of the directors of this corporation are pecuniary or otherwise interested in, or are directors or officers of, such other corporation. Any director individually, or any firm of which that director may be a member, may be a party to or may be pecuniary or otherwise interested in any contract or transaction of this corporation, provided that the fact that he or his firm have an interest in the transaction shall be disclosed to a majority of the board of directors of this corporation. Any director of this corporation who is also a director or officer of another corporation dealing with this corporation, or who has any personal interest in a matter before the board of this corporation, may be counted in determining the existence of a quorum at any meeting of the board of directors of this corporation which shall authorize any action that may affect that director or that other corporation. That director may vote at such a meeting as if he were not a director or officer of the other corporation or was not personally interested.

9.7 SENIORITY OF ARTICLES OF INCORPORATION. Any reference made in these Bylaws to the corporation's Articles refers to this corporation's Articles of Incorporation and all amendments on file with the Texas Secretary of State. The Articles will in all respects be considered senior and superior to these Bylaws, with any inconsistency to be resolved in favor of the Articles.

9.8 SETTLEMENT OF DISPUTES. Any dispute arising out of or in connection with these Bylaws including disputes between or among the corporation, the incorporators, the shareholders, and the directors, shall be settled by the negotiation, mediation and arbitration in accordance with the commercial arbitration rules of the American Arbitration Association.

9.9 INTERPRETATION. Should there be any question in the interpretation of any provision of the Articles of Incorporation or Bylaws of this corporation, then an interpretation given in writing by Ronald W. Lyon the attorney who drew these documents, shall be binding. If that attorney is no longer practicing law at the time such interpretation is required, then a written interpretation by a senior member of the last law firm with which the named attorney practiced shall be binding. If that law firm has ceased to be in existence at the time of such interpretation, then written interpretation shall be obtained by the board of directors from three disinterested attorneys specializing in corporate law in the state of incorporation, and the interpretation rendered by a majority of them shall be binding.

9.10 NON-LIABILITY OF SHAREHOLDERS, OFFICERS AND DIRECTORS. The shareholders, officers and directors of this corporation shall not be individually liable for the corporation debts or other liabilities, and private property of such individuals shall be exempt from corporation debts or liabilities.

       No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this by-law shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the corporation or its shareholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) for authorizing the unlawful payment of a dividend or other distribution on the corporation's capital stock or the unlawful purchase of its capital stock; (d) a violation of Texas law (Conflict of Interest); or (e) for any transaction from which the director derived an improper personal benefit.

9.11 INDEMNIFICATION OF OFFICERS, EMPLOYEES AND AGENTS. The corporation shall indemnify every officer, employee and agent, his heirs, executors and administrators, against all expenses reasonably incurred by such person in connection with any action, suit or proceeding to which such person may be made a party by reason of that person being or having been an officer, employee or agent of this corporation, or by reason of that person being or having been an officer, employee or agent of any other corporation of which this corporation is a shareholder or creditor, and from which other corporation such person is not entitled to be indemnified, or by reason of such officer, employee or agent or former officer, employee or agent becoming a party to any such action, suit or proceeding at the request of or at the direction of this corporation or any successor hereto; provided, however, there shall be no indemnification in relation to any matter as to which such person shall be finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct.

       In the event of a settlement of such action, suit or proceeding, indemnification of such person shall be provided only in connection with such matters covered by such settlement as to which the corporation is advised by counsel that such person to be indemnified did not commit such a breach of duty. This right of indemnification shall be exclusive of other rights to which such person may be entitled. As used in this bylaw, expenses shall include, but shall not be limited to amounts of judgments, penalties or fines, and interest thereon for reasonable periods of time, rendered, levied or adjudged against such persons, costs of the action, suit or proceeding, attorneys' fees, expert witness fees and amounts paid in settlement by such persons, provided that such settlement shall have been or is thereafter approved by the board of directors of this corporation. This Bylaw is made a part of these Bylaws to comply with and to take full advantage of Texas laws governing such indemnification.

9.12 AUTHORITY TO SELL CORPORATE ASSETS. The Corporation may not sell, mortgage, lease as Lessor, lease-sell, or otherwise dispose or encumber any of its property other than:

                 (a) property which in the judgment of the Board of Directors neither is nor will be necessary nor useful in operating and maintaining the Corporation system and facilities; provided, however, that all sales of such property shall not in any one(1) fiscal year exceed in value twenty per centum (20%) of the value of all of the property of the Corporation;

                 (b)    services of all kinds, including electric energy; and

                 (c)    personal property acquired for resale;

unless such sale, mortgage, lease or other disposition or encumbrances are authorized at a meeting of the members by the affirmative vote of at least two-thirds (2/3) of the total members of the Corporation at a meeting at which a quorum of not less than one-third (1/3) of the total members are present in person, and the notice of such proposed transaction shall have been contained in the notice of the meeting; PROVIDED HOWEVER, that notwithstanding anything herein contained, the Board of Directors, without further authorization by the members, shall have full power and authority to borrow money from the United States of America, or from any agency or instrumentality thereof, and any national financing institution, organized on a cooperative plan for the purpose of financing its member's programs, projects and undertakings and in which the Corporation holds membership, or from any other financing or lending institution, and in connection with which such borrowing to authorize the making and issuance of bonds, notes or other evidences of indebtedness and, to secure the payment thereof, to authorize the execution and delivery of a mortgage or mortgages, or a deed or deeds of trust upon, or the pledging or encumberancing of any or all of the property, assets, rights, privileges, licenses, franchises and permits of the Corporation, wherever situated, and whether acquired or to be acquired, all upon such terms and conditions as the Board of Directors shall determine.

       No sale, lease, lease-sale, exchange, merger, consolidation, combination or other disposition of all or a substantial portion of the Cooperative's assets to any other entity shall be authorized except in conformity with the Member Asset Enhancement Plan adopted by the Cooperative Board of Directors, and as may be hereafter amended.

       The provisions of this Section Nine shall not apply to any sale, mortgage, lease, lease-sale, exchange or other disposition to any corporation organized or controlled by the Board of Directors of this Cooperative for the benefit of the Cooperative or for the purpose of becoming a successor to the Cooperative or to its assignee, transferee, mortgagee or grantee, or if such sale, lease, lease-sale, exchange or merger, consolidation, or combination is one that the Board of Directors has voted in favor of and such sale is therefore not "hostile" sale and it has not been deemed "hostile" as provided in the Member Asset Enhancement Plan adopted.

9.13 EMPLOYMENT RESTRICTIONS. The corporation shall hire employees without discrimination as to age, sex, race or creed, and no compulsory retirement restrictions shall be placed upon any employee.

                                    PART TEN

                                EMERGENCY BYLAWS

10.1 WHEN OPERATIVE. The emergency by provided herein shall be operative during any emergency in the conduct of the business of the corporation resulting from an attack on the United States or any nuclear or atomic disaster, notwithstanding any different provision in other paragraphs of these Bylaws the Articles of Incorporation, or in the Texas Business Corporation Act. To the extent not inconsistent with the provisions of this Part Ten, the other provisions of the by-laws shall remain in effect during such emergency, and upon its termination these emergency bylaws shall cease to be operative.

10.2 EVENT OF EMERGENCY. During any such emergency as described in provision 10.1, the following actions shall be taken:

       10.2.a    A meeting of the Board of Directors may be called by any
officer or director of the corporation. Notice of the time and place of the meeting shall be given by the person calling the meeting to such of the directors as it may be feasible to reach by any available means of communication. Such notice shall be given at such time in advance of the meeting as circumstances permit in the judgment of the person calling the meeting.

       10.2.b    At any such meeting of the Board of Directors, a quorum
shall consist of any two directors, one director and one officer, or any two officers. For the purpose of attaining a quorum in times of such emergency to effect the continued conduct of the business, all officers of the corporation shall immediately become temporary directors of the corporation until the termination of the emergency, without election by the shareholders or appointment by the board of directors.

       10.2.c    The Board of Directors, either before or during any such
emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the corporation shall for any reason be rendered incapable of discharging their duties.

       10.2.d    The Board of Directors, either before or during any such
emergency, may, effective in the emergency, change the head office or designate several alternative head offices or regional offices, or authorize the officers so to do.

10.3 NON LIABILITY. No officer, director or employee acting in accordance with these emergency by-laws shall be liable except for willful misconduct.

10.4 AMENDMENT OR REPEAL. These emergency by-laws shall be subject to repeal or change by further action of the board of directors or by action of the shareholders, but no such repeal or change shall modify the provisions of the next preceding paragraph with regard to action taken prior to the time of such repeal or change. Any amendment of these emergency bylaws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.

                                   PART ELEVEN

                   PROTECTION FOR SHAREHOLDERS AND CORPORATION

11.1 SHAREHOLDER ASSET ENHANCEMENT PLAN. The Board of Directors have adopted a Shareholder Asset Enhancement Plan for the protection of Shareholders and the Corporation in the event of a hostile takeover attempt.

                                 CERTIFICATION

       We, the undersigned, the duly elected and acting Directors of CAP ROCK ENERGY CORPORATION, a Texas corporation, do hereby certify that the within and foregoing bylaws were adopted as the bylaws of that corporation on February 22, 1999 and that the same do now constitute the bylaws of that corporation.

       IN WITNESS WHEREOF, we have hereunto subscribed our names and affixed the seal of the corporation this date: February 22, 1999.



----------------------------------------           -----------------------------
Russell Jones, Director                            S.D. Buchanan, Director



----------------------------------------           -----------------------------
Alfred J. Schwartz, Director                        Jerry Hoelscher, Director



----------------------------------------           -----------------------------
Newell Tate, Director                               Robert Holman, Director



----------------------------------------           -----------------------------
Jerry Swindell, Director                            David W. Pruitt, Director